As filed with the Securities and Exchange Commission on August 30, 2002

                                                 Commission File No. 333-91664

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                 Amendment No. 1

                          Registration Statement Under
                            THE SECURITIES ACT OF 1933

                           COVENTURE INTERNATIONAL INC.
                           ----------------------------
                (Exact name of registrant as specified in charter)

     Delaware                     7392                        98-0231607
 ----------------            ---------------            ----------------------
(State or other         (Primary Standard Classi-    (IRS Employer I.D. Number)
jurisdiction of           fication Code Number)
incorporation)

                        Suite 174, 3359-27th Street N.E.
                            Calgary, Alberta T1Y 5E4
                                 (403) 219-8880
                            -----------------------
           (Address and telephone number of principal executive offices)


                        Suite 174, 3359-27th Street N.E.
                            Calgary, Alberta T1Y 5E4
(Address of principal place of business or intended principal place of business)

                                   John Hromyk
                        Suite 174, 3359-27th Street N.E.
                            Calgary, Alberta T1Y 5E4
                                 (403) 219-8880
                    ---------------------------------------
            (Name, address and telephone number of agent for service)

          Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
==============================================================================

Title of each                     Proposed      Proposed
 Class of                         Maximum        Maximum
Securities        Securities      Offering      Aggregate        Amount of
   to be            to be         Price Per     Offering        Registration
Registered        Registered      Share (1)       Price              Fee
----------        ----------     -----------   -----------     ---------------

Common stock (2)
------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------

(1)   Offering price computed in accordance with Rule 457 (c).
(2)   Shares of common stock offered by registrant and selling stockholders.

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the options or warrants as a result of any adjustment in the number of securities issuable by reason of the options or warrants.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                          COVENTURE INTERNATIONAL INC.

                                  Common Stock

      By means of this prospectus:

     Coventure is offering for sale 1,000,000 shares of common stock at a price of $0.25 per share, and

     A number of the shareholders of Coventure International Inc. are offering to sell up to 583,300 shares of common stock.

     As of the date of this prospectus there was no public market for Coventure's common stock.

     The shares offered by Coventure will be sold directly by Coventure. Coventure will not pay any commissions or other form of remuneration in connection with the sale of these shares.

     The following table summarizes the proceeds that Coventure expects to receive from the offering:

                                          Per Share         Total Maximum
                                         ----------         -------------
Price to public                             $0.25             $250,000
Fees and commissions                           --                   --
Net proceeds to Coventure
   before expenses                          $0.25             $250,000

      The offering by Coventure is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold by Coventure. All proceeds from the sale of these shares will be delivered directly to the Company and will not be deposited in any escrow account. We plan to end the offering on October 15, 2002. However, we may, at our discretion, end the offering sooner or extend the offering until December 31, 2002.

      Since as of the date of this prospectus no market exists for our common stock, sales by the selling shareholders, until a public market develops for our common stock, will be made at prices privately negotiated by the selling shareholder and a buyer. If and when a public market develops for our common stock, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      Coventure will not receive any proceeds from the sale of the common stock by the selling stockholders. Coventure will pay for the expenses of this offering.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is September __, 2002

      These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page ____ of this Prospectus.

                               PROSPECTUS SUMMARY

      We plan to be a North American provider of management consulting products and services to a network of regionally licensed operators. We plan to provide pro-active solutions to increase our client's profitability through strategic analysis, planning, consulting and coaching. Our licensees will provide our clients with an enhanced understanding of local economic conditions and domestic factors that impact a business in that area. Our core services may be described as preventative maintenance programs which pinpoint inefficiencies and trouble spots in a business before they cause significant erosion or crisis.

      We plan to deliver value to our clients and to charge a competitive rate for our services. Our initial focus will be on the development of Canadian and American markets.

      We have tested the Coventure Analysis methodologies on a mid-sized firm located in Calgary, Alberta. The results proved that the methodology for assessing business dysfunction was sound, however management is refining the process of presenting the results to the client. Our website, www.coventure.com , became active in May 2002.

      Our offices are located at Suite 174, 3359-27th Street N.E. Calgary, Alberta T1Y 5E4. Our telephone number is (403) 219-8880 and our fax number is
(403) 219-8881.

The Offering

      By means of this prospectus

o We are offering to sell up to 1,000,000 shares of our common stock at a price of $0.25 per share, and

o A number of our shareholders are offering to sell up to 583,300 shares of common stock. We refer to the owners of these shares as the selling shareholders in this prospectus.

      We will not receive any proceeds from the sale of the shares by selling shareholders.

      As of August 30, 2002, we had 6,718,200 issued and outstanding shares of common stock.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, and the need for additional capital. See the "Risk Factors" section of this prospectus for additional Risk Factors.

Summary Financial Data

      The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operations."

Results of Operations:
                                     Nine Months
                                   Ended April 30,      Year Ended
                                        2002           July 31, 2001
                                    --------------     -------------

Operating Expenses                    $(40,008)          $(17,333)
                                      ---------          ---------
Net Loss                              $(37,330)          $(17,333)
                                      =========          =========
Balance Sheet Data:

                                    April 30, 2002      July 31, 2001
                                    --------------      -------------

Current Assets                     $     2,901            $   301
Total Assets                             2,901              1,301
Current Liabilities                     22,159              3,229
Total Liabilities                       22,159              3,229
Working Capital (Deficit)              (19,258)            (2,928)
Stockholders' Equity (Deficit)         (19,258)            (1,928)


                           FORWARD LOOKING STATEMENTS

      This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from our projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      The securities being offered hereby are highly speculative and prospective investors should consider, among others, the following factors related to the business, operations and financial position of Coventure.

Since we have limited operations, a history of losses and may never be profitable, the shares offered by this prospectus may never have any value. We are in the development stage and have only generated $2,678 in revenue from operations. We have never earned a profit. As a result of our losses from operations and lack of cash our auditor has expressed doubt as to our ability to continue operations. We will face considerable risks in each step of our business plan, such as anticipated difficulty in raising capital and in providing substantiated market performance to those wishing to license a regional territory. Other anticipated challenges include finding and training analysts and consultants and current negative economic conditions. As of April 30, 2002 our accumulated deficit was $65,740. We expect to incur additional losses during the foreseeable future and we may never earn a profit, in which case the shares of our common stock may have little or no value.

If we do not raise additional capital we may be unable to begin operations. We do not have enough money to pay our liabilities or our operating expenses. We need approximately $50,000 to begin our marketing program. We do not anticipate generating positive cash flow during the first year of operations and, therefore, anticipate obtaining the capital which we will require through a combination of debt and equity financing. There is no assurance that we will be able to obtain capital we will need or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital.

If little or no funding is received during the next twelve months, we will be forced to rely on funds loaned by management. Although John Hromyk, our only officer and director, loaned us $10,000, Mr. Hromyk has no formal commitments or arrangements to advance or loan us additional funds. In such a restricted cash flow scenario, we would be unable to complete our business plan, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds can be raised.

Our offering of 1,000,000 shares at a price of $0.25 per share is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold in this offering. If only a small number of shares are sold (and absent funding from any other source), the amount received from investors may not provide any significant benefit to us. Even if all shares offered are sold, we may need to obtain additional capital in order to finance our operations.

Since our only officer plans to devote only a minimum amount of his time to our business our chances of being successful will be less than if we had full time management.

Since there is no market for our common stock and a market for our common stock may never develop. Investors in the offering may be unable to sell their shares. As of the date of this prospectus there was no public market for our common stock. Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors in this offering, should a market for our shares ever develop, may find it difficult to sell their shares.

We may not be able to compete with other companies providing similar services, in which case we will be out of business and our common stock will be worthless. Many of our competitors have greater name recognition and greater financial, management and marketing resources than we have. In addition, other potential competitors could begin offering services similar to those which we plan to provide in a relatively short period of time. If we cannot compete in our industry segment we will go out of business and our common stock will not have any value.

                                 USE OF PROCEEDS

   The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:

                                                 Gross Offering Proceeds
                                      -----------------------------------------

                                      $100,000   $150,000   $200,000   $250,000
                                      --------   --------   --------   --------

Marketing and Advertising             $35,000     $50,000   $75,000    $75,000
Operating Expenses                    $65,000    $100,000  $125,000   $175,000


     If at least $100,000 is raised in this Offering, the Company expects that it will be able to commence operations. See "Risk Factors".

     The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by us. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

                             MARKET FOR COMMON STOCK

      Our common stock is not quoted on any exchange and there is no public trading market.

      As of August 30, 2002, we had 6,718,200 issued and outstanding shares of common stock and approximately 39 shareholders of record. We do not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of our capital stock.

      Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. The Board of Directors is not obligated to declare a dividend. No dividends have ever been declared and we do not anticipate or intend upon paying dividends for the foreseeable future.

      Our Articles of Incorporation authorize our Board of Directors to issue up to 5,000,000 shares of Preferred Stock. The provisions in the Articles of Incorporation relating to the Preferred Stock allow our directors to issue Preferred Stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of Preferred Stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by our management.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

      Our plan of business encompasses the following steps.

o Raise capital of $250,000 through the sale of equity securities prior to December 31, 2002
o    Refine, market and expand our business plan and begin our licensing program
o    Hire and train an outside sales force, analysts and consultants

      We have made initial progress in implementing our business. Our website, www.coventure.com became active in May 2002.

      We will face considerable risks in each step of our business plan. Refer to the section of this prospectus entitled "Risk Factors" for more information concerning these risks.

      Year ended July 31, 2001: Activity during the year ended July 31, 2001 was confined to the development of a business plan and securing an Internet website.

      Nine months ended April 30, 2002: During the nine months ended April 30, 2002 our operations used $27,682 in cash. Operating capital was provided by a loan of $10,000 from John Hromyk, our President, and the sale of the 80,000 shares of our common stock ($20,000) to Jacquie Hromyk, the wife of Mr. Hromyk.

                                    BUSINESS

      We were incorporated in Delaware on March 31, 1999 as Bullet Environmental Systems, Inc. and on May 25, 2000 we changed our name to Liquidpure Corp. On February 14, 2002 we changed our name to Coventure International Inc. Our original business plan involved the manufacturing and marketing of potable and waste-water treatment systems to various commercial, agricultural, and industrial markets. We never sold any water treatment systems and on October 1, 2001 the agreement under which this plan of business originated was terminated. Management is implementing a new business plan that is designed to provide consulting services to small and medium sized businesses in North America.

      We have tested the Coventure Analysis methodologies on a mid-sized firm located in Calgary, Alberta. The results proved that the methodology for assessing business dysfunction was sound, however management is refining the process of presenting the results to the client. Our website, www.coventure.com became active in May 2002.

      We plan to be a North American provider of management consulting products and services to a network of regionally licensed operators. We plan to provide pro-active solutions to increase our client's profitability through strategic analysis, planning, consulting and coaching. Our licensees will provide our clients with an enhanced understanding of local economic conditions and domestic factors that impact a business in that area. Our core services may be described as preventative maintenance programs which pinpoint inefficiencies and trouble spots in a business before they cause significant erosion or crisis.

Products or Services

We plan to provide the following products and services to our clients. We will be able to provide these services once we raise $100,000 in capital. The $100,000 will be used to hire and train the analysts and consultants which will provide these services to future clients. Our initial focus will be on the development of Canadian and American markets. We estimate that we will need $50,000 to begin marketing our products, services, and licensing program.

We anticipate pricing our products and services at rates which are comparable to those charged by consulting firms serving small and mid-sized businesses and which are located in the same area as the client.

Diagnostic Assessment

Our Business Analysts will be trained to conduct an exhaustive Diagnostic Study. The Diagnostic Study will reveal the unique conditions, concerns and procedures that each individual business possesses. Upon completion of the Diagnostic Study, the Analyst will provide a confidential review and report of the findings, with recommendations.

Our Diagnostic Study reviews the following areas of a client's business:

o     Current and historical financial records, statements and reports
o     Strategic and Operating Plans/Budgeting Policies

o     The Organization Structure
o     Policies and Procedures - Employee Manuals
o     Internal Reporting Systems and Document Flows
o     Employee Moral and Attitudes
o     Management - Employee Communication
o     Employee and Management Compensation
o     Management Goals and Philosophy
o     Fixed and Variable Cost Analysis
o     Receivable and payable policies and performance
o     Breakeven Assessments
o     Pricing Strategies
o     Sales and Marketing
o     Supply Chain Management and Costs
o     Inventory Controls and Performance
o     Productivity and Employee Training
o     Quality Controls and Customer Satisfaction
o     Administration and Management Systems and Integration

Strategic Document Development

The planning stage will build on the information provided by the Diagnostic Study. The planning team will evaluate the analysis, prioritize the findings, and propose solutions incorporated into the Strategic and Operating Plan.

Consulting Services

Pending the recommendations outlined in the analysis and the business plan, a consulting program will be recommended to address those factors necessary to achieve optimal levels of profitability.

Coaching Services

Accountability is frequently absent in the world of the small business owner. We plan to provide the guidance and counseling to keep the owner on track in the development of his business.

Licensing

      Unlike most competing firms that target small businesses on a nation-wide basis, we plan to secure regional representation through licensing exclusive territories to third parties.

     Licensee candidates will be chosen for their past experience, personality, education and passion for the small business sector. The amount paid to us as a licensing fee will provide the licensee with all of the appropriate training for their regional staff, promotional and diagnostic materials, regional advertising, the initiation of a telemarketing program, some equipment, software and most legal costs. All revenues generated by the regional licensee will be billed through us and an average commission of 15% will be paid to the licensee. All telephone, regional travel, entertainment and overhead costs in a territory will be the responsibility of the licensee.

      A licensee will be formally reviewed each quarter. Annual and quarterly targets will be established prior to each new fiscal period. A manager will be assigned to assist and guide the licensee and his operatives in securing their targets. Upon two consecutive quarterly targets being not met, the licensee will receive a warning that his territory is in jeopardy of being revoked. If attempts to remedy the licensee's territory have proved unsuccessful the territory will be reassigned and the licensee will lose their licensing fee. A non-competition agreement will keep licensees from consulting in the regional market for a period of one year.

     We plan to license the following Canadian markets in 2002: Edmonton, Kelowna and Vancouver. As of the date of this prospectus we have not licensed any of these markets.

Other Services

     If the results of our Diagnostic Study reveal a need for legal, accounting, tax, or related professional services, we will refer the small business owner to firms which specialize in providing these services to small and mid-sized businesses.

Competition

   The leaders in the small and medium business consulting market include George
S. May International and International Business Analysts. Both are located in Chicago, Illinois and are represented through-out North America. These large competitors are not regionally represented and are priced higher than the accounting services that most of the target market works with. In each territory we will also compete with numerous local and regional firms which provide business consulting services.

Offices and Employees

     We do not have any full-time employees. We have one part-time employee, John Hromyk, who is our sole officer and director. Mr. Hromyk is involved in other full-time business activities and acts as an officer on a part-time basis as needed. Hiring of other management, staff and consultants will occur incrementally as funds become available and the need arises. We have no collective bargaining agreements or employment agreements in existence.

     We have no material assets and, as such, we do not own any real or personal property. We currently operate out of rented space located at Suite 174, 3359 - 27th Street, N.E., Calgary, Alberta. We rent this space at a cost of $100 per month. We believe that this space is sufficient at this time.

                                   MANAGEMENT

      Name                 Age         Position

   John Hromyk              41         President, Secretary, Treasurer and a
                                       director

      John Hromyk has been our officer and director since August 30, 2001. From May 1999 to June 2001 he was the sole proprietor of Banded Peak Venture Services, a business development and management-consulting firm located in Calgary, Alberta. Banded Peak Venture Service is presently inactive. For three years prior he was the founder and president of Hillside Estate Winery Ltd. located in Penticton, British Columbia. Hillside Estate Winery Ltd. is an established winery which produces a small number of high quality varietal wines which are sold through its wine shop and to specialty stores and restaurants. From June 1985 to April 1996 Mr. Hromyk was a contract magazine publisher for numerous Canadian regional and national periodicals. Educated in Vancouver, British Columbia Mr. Hromyk studied biological sciences from 1980 to 1984 at Vancouver Community College (Langara) and at the University of British Columbia. He also completed a Diploma Program in Business Administration and Marketing from Capilano College in North Vancouver in 1986.

      Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the board of directors. John Hromyk presently devotes a limited amount of his time to our business. If at least $100,000 is raised in this offering or from other sources, Mr. Hromyk plans to spend approximately 75% of his time on our business. If less than $75,000 is raised in this offering, and other funding is not available, Mr. Hromyk, plans to spend approximately 50% of his time on our business.

Executive Compensation.

      The following table sets forth in summary form the compensation received by our Chief Executive Officer. None of our former or current executive officers have ever received in excess of $100,000 in compensation during any fiscal year.

                                            Other      Re-                All
 Name and                                   Annual  stricted             Other
Principal         Fiscal                   Compen-   Stock   Options    Compen-
Position           Year   Salary  Bonus    sation   Awards  Granted     sation
---------         -----   ------  -----    ------   ------   -------  --------

John Hromyk        2002     --      --    $17,655      --       --      $1,322
 President since
 August 2001

Amar Bahadoorsingh 2001     --      --         --      --       --          --
 President prior to
 August 2001

     The Other Compensation paid to Mr. Hromyk represents automobile allowance and rent.

     We do not have any consulting or employment agreements with any officer or director of the Company.

     Our board of directors may increase the compensation paid to our officers depending upon a variety of factors, including the results of our future operations.

Options Granted During Fiscal Year Ending July 31, 2002:

      None.

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or other Retirement Plans

      We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Directors' Compensation

      At present we do not pay our directors for attending meetings of the board of directors, although we expect to adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

      Except as disclosed elsewhere in this prospectus none of our directors received any compensation from us during the year ended July 31, 2002.

Transactions with Related Parties and Recent Sales of Unregistered Securities

      In March 1999 we sold 1,000,000 shares of our common stock to Century Capital Management Ltd., a company controlled by Andrew Hromyk, for $100. Andrew Hromyk is our founder, a former officer and director, and the brother of John Hromyk.

      In October 1999 we issued 7,000,000 shares of our common stock to Brett Walker, a former officer and director, for services rendered valued at $700.

      In May 2000 we acquired, for $1,000, a license to manufacture and sell water treatment systems from a company controlled by Andrew Hromyk. Under the terms of the license, we were required to pay a 3% royalty on the gross sales price on any products sold using the technology subject to the license and a 2.5% royalty on any royalties or fees from the sale or lease of the license to third parties. During the nine-month period ended April 30, 2002, we abandoned this license since we decided we would not be able to raise the capital needed to compete in the water purification industry.

     In July 2000 we sold 2,568,200 shares of common stock to twenty-two investors, all residents of Missouri, for cash in the amount of $25,682.

     In November 2000 Mr. Walker sold his 7,000,000 shares of common stock to Amar Bahadoorsingh.

      During the year ended July 31, 2001, we paid management fees of $2,026 to Brett Walker a former officer and director of the Company and rent of $1,084 to a company controlled by Andrew Hromyk, a former officer and director of the Company.

      In August 2001 Mr. Bahadoorsingh, who was then our President, sold 6,500,000 shares to John Hromyk for $650 in cash. Following this sale, and effective August 30, 2001, Mr. Bahadoorsingh resigned as an officer and director and appointed Mr. Hromyk as a director.

      In September 2001 Mr. Bahadoorsingh sold his remaining 500,000 shares to John Hromyk for $50 in cash. In September 2001 and February 2002 Mr. Hromyk acquired the 1,000,000 shares originally sold to Century Capital Management for $100 in cash.

      In April 2002 Mr. Hromyk acquired 2,054,900 shares of common stock from ten of the shareholders who purchased shares in the July 2000 private placement.

     In May 2002 Mr. Hromyk returned 4,000,000 shares of common stock to the Company for cancellation.

      In May 2002 we sold 150,000 shares of our common stock to two investors for cash of $37,500.

      During the year ended July 31, 2002 we paid $1,889 to the wife of John Hromyk for administrative services.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of August 30, 2002, information with respect to the only persons owning beneficially 5% or more of our outstanding common stock and the number and percentage of outstanding shares owned by each of our directors and officers and by our officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                     Shares of                   Percent of
Name and Address                   Common Stock                     Class
---------------                    ------------                  -----------

John Hromyk                        6,134,900 (1)                     90%
PO Box 731
Bragg Creek, Alberta
Canada T0L 0K0

All Officers and Directors         6,134,900 (1)                     90%
  as a group (1 person)

(1)  Includes 80,000 shares owned by Mr. Hromyk's wife.

                              OFFERING BY COVENTURE

      By means of this prospectus we are offering to the public up to 1,000,000 shares of our common stock at a price of $0.25 per share. We arbitrarily determined the $0.25 offering price and this price does not bear any relationship to our assets, book value or any other generally accepted criteria of value for investment.

      We will offer the shares through our President on a "best efforts" basis. We will not employ any brokers or sales agents to sell these shares and we will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to us. We plan to end the offering on October 15, 2002. However, we may at our discretion end the offering sooner or extend the offering to December 31, 2002.

      We have the right to refuse to accept subscriptions from any person for any reason whatsoever. No subscription shall be deemed to be binding upon us until accepted in writing by our President.

                              SELLING SHAREHOLDERS

      This prospectus relates the sale of shares of our common stock by the persons listed in the following table.

      The owners of the common stock to be sold by means of this prospectus are referred to as the "selling shareholders".

      We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. We will pay all costs of registering the shares offered by the selling shareholders, estimated to be $25,000. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                         Shares to       Share
                                          Be Sold      Ownership
                             Shares       in this        After
Name                         Owned       Offering       Offering

Leonard Betz                 1,600         1,600            --
James Bommarito              1,600         1,600            --
Vincent Bommarito            1,500         1,500            --
Joseph Buck                  1,000         1,000            --
Susan C. Buescher Revocable
  Trust DTD                  1,500         1,500            --
Cindy Burkholder            20,000        20,000            --
Elaine Burkholder           20,000        20,000            --
Lee Burkholder              20,000        20,000            --
Don Cihelka                 70,000        70,000            --
Brian Clark                  1,000         1,000            --

                                         Shares to        Share
                                          Be Sold       Ownership
                             Shares       in this         After
Name                         Owned       Offering       Offering

Doug Coles                  25,000        25,000            --
Helen Cotterchio            30,000        30,000            --
Michael R. Crimmins          1,000         1,000            --
Randy Graf                  25,000        25,000            --
Marty Hansen                15,000        15,000            --
Kari Henkel                 45,000        45,000            --
James E. Hullverson, Jr.     1,000         1,000            --
James E. Hullverson, Sr.     1,000         1,000            --
Joan Kitz                   20,000        20,000            --
Stephen M. Leshe             1,000         1,000            --
Christie Libin              25,000        25,000            --
Sean Libin                  25,000        25,000            --
Norman Merry                20,000        20,000            --
Jeanette Moran              35,000        35,000            --
Ken Nilsson                 30,000        30,000            --
Roger Placke                 1,000         1,000            --
Gerri Polis                 50,100        50,100            --
Christopher L. Powers        1,000         1,000            --
Howard Rains                20,000        20,000            --
Terry Rains                 30,000        30,000            --
Vivian Shearer              15,000        15,000            --
Christopher Suntrup          1,000         1,000            --
Craig Suntrup                1,000         1,000            --
Jack Walsh                   1,000         1,000            --
Brenna Wardrop              15,000        15,000            --
Richard Wuestling IV         1,000         1,000            --
Rozlyn Zuehlke              10,000        10,000            --
                                       ---------
                                         583,300

Manner of Sale.

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for our common stock, sales by the selling shareholders, until a public market develops for our common stock, will be made at prices privately negotiated by the selling shareholder and a buyer. If and when a public market develops for our common stock, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

      We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock

    We are authorized to issue 30,000,000 shares of common stock. As of August 30, 2002 we had 6,718,200 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

    Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

    Holders of common stock do not have preemptive rights to subscribe to additional shares of our common stock. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

Preferred Stock

    We have authorized to issue up to 5,000,000 shares of preferred stock. Our Certificate of Incorporation provides that our Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Delaware statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series of preferred stock. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted hostile takeover.

                                LEGAL PROCEEDINGS

      We are not involved in any pending or threatened legal proceeding.

                                     EXPERTS

      The financial statements included in this prospectus for the years ended July 31, 2001 and 2000 have been included in reliance on the report of N.I Cameron Inc., independent accountants, given on authority of said firm as experts in auditing and accounting.

                                 INDEMNIFICATION

     Our Bylaws authorize indemnification of any director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith are required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by us can be inspected at the public reference facility maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. Copies of such material can be obtained at prescribed rates. Certain information concerning us is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                              Financial Statements
                         July 31, 2001 and July 31, 2000

                          REPORT OF INDEPENDENT AUDITOR





To the Stockholders of
Coventure International Inc.
(formerly Liquidpure Corp.)


     We have audited the accompanying balance sheets of Coventure International Inc. (a development stage enterprise) as of July 31, 2001 and 2000 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended July 31, 2001 and 2000 and for each of the periods from March 31, 1999 (date of incorporation) to July 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coventure International Inc. at July 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended July 31, 2001 and July 31, 2000 and for each of the periods from March 31, 1999 (date of incorporation) to July 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                   /s/ N.I. Cameron Inc.
                                                   ----------------------
Vancouver, Canada,                                 CHARTERED ACCOUNTANTS
March 6, 2002

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                                 Balance Sheets

                           (expressed in U.S. dollars)

                                     ASSETS

                                                  July 31          July 31
                                                     2001             2000
                                               ---------------------------

CURRENT
Cash                                           $       301        $ 16,508

LICENSE, at cost (Notes 2 and 4)                     1,000           1,000
                                                --------------------------

                                                 $   1,301        $ 17,508
                                                 =========================


                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
   Accounts payable and accrued liabilities       $  3,229        $  2,103
                                                  ------------------------


STOCKHOLDERS' EQUITY (DEFICIT)
 Share capital (Note 3)
   Common stock - $0.0001 par value
   30,000,000 authorized; 10,568,200 issued and
     outstanding (1999 - 1,000,000)                 1,057           1,057
   Preferred stock - $0.0001 par value
     5,000,000 authorized                               -               -
   Additional paid-in capital                      25,425          25,425
   Deficit accumulated in the development stage   (28,410)        (11,077)
                                                 -------------------------
                                                   (1,928)          15,405
                                                --------------------------
                                                 $  1,301         $ 17,508
                                                 =========================







    The accompanying notes are an integral part of these financial statements.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                            Statements of Operations


                           (expressed in U.S. dollars)



                                                    Period from    Period from
                                                     March 31,      March 31,
                                                       1999           1999
                                                     (date of       (date of
                          Year Ended   Year Ended  incorporation) incorporation)
                           July 31,     July 31,    to July 31,    to July 31,
                             2001         2000         2001           2000
                          -----------------------------------------------------
EXPENSES
  Professional fees        $ 9,549     $  1,681      $ 11,820       $ 2,271
  Administration             5,758        1,355         7,161         1,403
  Consulting fees                -        5,350         5,350         5,350
  Management fees            2,026        2,053         4,079         2,053
                         ---------------------------------------------------

LOSS FROM OPERATIONS     $ (17,333)   $ (10,439)    $ (28,410)    $ (11,077)
                        ====================================================

  FOR THE PERIOD

LOSS PER SHARE -
  Basic and diluted          $(0.002)     $(0.002)
                           =======================

WEIGHTED AVERAGE NUMBER   10,568,000    6,353,001
OF SHARES OUTSTANDING     ========================


















    The accompanying notes are an integral part of these financial statements.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                   Statements of Stockholders' Equity (Deficit)


                           (expressed in U.S. dollars)


                                                               Deficit
                                                             Accumulated
                              Common Stock                     in the
                           Number of             Additional  development
                            Shares     Amount     Paid-in       Stage     Total
                                                  Capital
                          -----------------------------------------------------

Issuance of common stock  1,000,000   $  100       $    -      $    -   $  100

Loss for the period               -        -            -        (638)    (638)
                          -----------------------------------------------------

Balance, July 31, 1999    1,000,000      100            -        (638)    (538)

Issuance of common stock  9,568,200      957       25,425           -   26,382

Loss for the Year                 -        -            -     (10,439) (10,439)
                          -----------------------------------------------------
Balance, July 31, 2000   10,568,200    1,057       25,425    (11,077)   15,405

Loss for the Year                 -        -            -    (17,333)  (17,333)
                          -----------------------------------------------------

Balance, July 31, 2001   10,568,200   $1,057      $25,425   $(28,410)  $(1,928)
                         ======================================================

















    The accompanying notes are an integral part of these financial statements.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                            Statements of Cash Flows


                           (expressed in U.S. dollars)


                                                       Period from  Period from
                                                          March 31,   March 31,
                                                            1999        1999
                                                          (date of    (date of
                                     Year       Year      incorpor-    incorpor-
                                     Ended      Ended      ation)       ation)
                                    July 31,   July 31,   to July 31,   to July
                                     2001       2000        2001       31, 2000
                                  ---------------------------------------------

OPERATING ACTIVITIES
 Loss for the Period              $(17,333)  $(10,439)    $(28,410)   $(11,077)
 Changes in operating assets and
   liabilities
   Accounts payable and accrued
    liabilities                      1,126      1,498        3,229       2,103
                                  ---------------------------------------------

 Net cash used in operating
    activities                     (16,207)    (8,941)     (25,181)     (8,974)
                                -----------------------------------------------

INVESTING ACTIVITIES
   Purchase of license                   -    (1,000)       (1,000)     (1,000)
                                -----------------------------------------------

Net cash used in investing               -    (1,000)       (1,000)     (1,000)
activities
                                -----------------------------------------------

FINANCING ACTIVITIES
   Issuance of share capital             -    26,382        26,482      26,482
                               ------------------------------------------------

Net cash provided by financing          -     26,382        26,482      26,482
activities
                               ------------------------------------------------

NET CHANGE IN CASH
 DURING THE PERIOD                (16,207)    16,441           301      16,508

CASH AT BEGINNING OF PERIOD        16,508         67             -           -
                                 ----------------------------------------------
CASH AT END OF PERIOD               $ 301    $16,508        $  301    $ 16,508
                                 ==============================================








    The accompanying notes are an integral part of these financial statements.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                          Notes to Financial Statements
                                  July 31, 2001

                           (expressed in U.S. dollars)

1.    FORMATION AND BUSINESS OF THE COMPANY

     Coventure International Inc. (the "Company") was incorporated in Delaware, U.S.A. on March 31, 1999 as Bullet Environmental Systems, Inc. and changed its name on May 25, 2000 to Liquidpure Corp. On February 14, 2002, the Company changed its name to Coventure International Inc.

   The Company is a development stage enterprise engaged in the business of developing potable and waste-water treatment solutions for commercial, agricultural, and industrial markets. To date, the Company has not commenced commercial activities, other than the development of its business plan and the acquisition of a commercial license.

   Going concern
   The accompanying consolidated financial statements have been presented assuming the Company will continue as a going concern. At July 31, 2001, the Company had accumulated $28,410 in losses and had no material revenue producing operations. At the date of this report, the Company's ability to continue as a going concern is dependent upon its ability to raise additional capital or merge with a revenue-producing venture partner.

2.    SIGNIFICANT ACCOUNTING POLICIES

   Use of estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

   Income taxes
   The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance in respect of amounts considered by management to be less likely than not of realization in future periods.

   Foreign currency translation
   Unless otherwise stated, all amounts are in United States dollars. The functional currency of the Company is the Canadian dollar. Hence, all asset and liability amounts denominated in Canadian dollars have been translated using the exchange rate as at July 31, 2001 and all expenses have been translated using the average exchange rate for each month. The rates used were as follows:

   (equivalent Cdn $ per U.S. $)          2001              2000
     July 31 rate                       --------------------------
                                        .6525             .6756

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                          Notes to Financial Statements
                                  July 31, 2001

                           (expressed in U.S. dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (cont'd)

    Amortization
    Amortization of the license will be on the straight-line basis over a period of five years beginning when the Company commences commercial operations.


3.    SHARE CAPITAL

    Holders of the common stock are entitled to one vote per share and share equally in any dividends declared and distributions on liquidation.


4.    RELATED PARTY TRANSACTIONS

a) During the year, the Company paid management fees of $2,026 (2000 - $2,053) to a former director and officer of the Company and consulting fees of $0 (2000 - $5,350) and rent of $1,084 (2000 - $724) to a company controlled by a former director and officer of the Company. These transactions have been recorded using the exchange amount.

b) During the prior year, the Company acquired a non-exclusive commercial license from a company controlled by a former director and officer of the Company for $1,000. Under the terms of the license, the Company is subject to a 3% royalty on the gross sales price on any products sold using the technology acquired by the license and a 2.5% royalty on any royalties or fees from the sale or lease of the license to third parties. This transaction has been recorded using the exchange amount. Subsequent to July 31, 2001, the Company has abandoned this license.

5. FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

   The Company's financial instruments consist of cash and accounts payable. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                        Consolidated Financial Statements
                        April 30, 2002 and April 30, 2001
                                   (Unaudited)

                         INDEPENDENT ACCOUNTANTS' REPORT





To the Board of Directors and Stockholders of Coventure International Inc.
(formerly Liquidpure Corp.)
Calgary, AB Canada




     We have reviewed the accompanying consolidated balance sheet of Coventure International Inc. as at April 30, 2002, the related consolidated statement of operations for the three-month and nine-month periods then ended, and the related consolidated statement of cash flows for the nine-month period then ended. These financial statements are the responsibility of the Corporation's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with generally accepted accounting principles.



                                                   N.I. Cameron Inc.(signed)
                                                   ------------------------
Vancouver, Canada,                                  CHARTERED ACCOUNTANTS
June 11, 2002

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                           Consolidated Balance Sheet
                                 April 30, 2002

                           (expressed in U.S. dollars)

                                     ASSETS

                                                 April 30,           July 31,
                                                   2002              2001
                                                --------------------------------
                                               (Unaudited)
CURRENT

   Cash                                   $          2,619      $         301
   Accounts receivable                                 282                  -
                                         -----------------   ----------------
                                                     2,901                301
LICENSE, at cost (Note 4)                                -              1,000
                                         -----------------      -------------
                                          $          2,901       $      1,301
                                          ================       ============


                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
   Accounts payable and accrued liabilities    $    12,159       $      3,229
   Advances from stockholder (Note 4)               10,000                  -
                                           ---------------      -------------
                                                    22,159              3,229
                                           ---------------      -------------

STOCKHOLDERS' EQUITY (DEFICIT)
   Share capital (Notes 3 and 6)
      Common stock - $0.0001 par value
      30,000,000 authorized; 10,568,200 issued and
          outstanding                                1,057              1,057
      Preferred stock - $0.0001 par value
        5,000,000 authorized
   Share subscriptions received (Note 3)            20,000                  -
   Additional paid-in capital                       25,425             25,425
   Deficit accumulated in the development stage    (65,740)           (28,410)
                                               -------------       -----------
                                                  (19,258)             (1,928)
                                               -------------       -----------

                                            $        2,901       $      1,301
                                            ==============       ============
SUBSEQUENT EVENT (Note 6)

    The accompanying notes are an integral part of these financial statements.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                      Consolidated Statements of Operations
                For the Nine-Month and Three-Month Periods Ended
                        April 30, 2002 and April 30, 2001
                                   (Unaudited)

                           (expressed in U.S. dollars)


                             Three       Three       Nine       Nine         Period          Period
                             Months      Months     Months     Months        from             from
                             Ended       Ended      Ended      Ended     March 31,1999    March 31, 1999
                             April 30,  April 30,  April 30,  April 30,    (date of         (date of
                              2002        2001      2002        2001     incorporation   incorporation)
                                                                         to April 30,     to April 30,
                                                                             2002              2001
                            -----------------------------------------------------------------------------
REVENUE                    $  2,678      $   -    $  2,678    $    -       $  2,678        $     -
                            -----------------------------------------------------------------------------

EXPENSES
 Professional fees           12,673      1,071      12,673     7,289         24,493          9,560
 Management fees             11,340          -      12,598     2,026         16,677          4,079
 Administration
                              4,990        419       7,049     5,331         14,210          6,734
Consulting                    4,500          -       4,500         -          9,850          5,350
Advertising and promotion    $2,188          -       2,188         -          2,188              -
Write-off of impaired             -          -       1,000         -          1,000              -
asset (Note 4)              -----------------------------------------------------------------------------
                            (35,691)    (1,490)    (40,008)  (14,646)       (68,418)       (25,723)
                            ---------------------------------------------------------------------------

LOSS FROM OPERATIONS        $(33,013)  $(1,490)   $(37,330) $(14,646)     $ (65,740)     $ (25,723)
                            ============================================================================

 LOSS PER SHARE -
     Basic and diluted      $ (0.003)  $(0.000)    $(0.004)  $(0.001)
                            ==========================================








    The accompanying notes are an integral part of these financial statements.

                               Coventure International Inc.
                               (formerly Liquidpure Corp.)
                             (a development stage enterprise)
                          Consolidated Statements of Cash Flows
                             For the Nine-Month Periods Ended
                            April 30, 2002 and April 30, 2001
                                       (Unaudited)

                               (expressed in U.S. dollars)

                                            Nine        Nine       Period From     Period From
                                           Months      Months       March 31,       March 31,
                                           Ended       Ended      1999 (date of    1999 (date of
                                          April 30,   April 30,  incorporation)    incorporation)
                                            2002        2001      to April 30,      to April 30,
                                                                       2002             2001
                                          -------------------------------------------------------
Cash flows used in operating activities
  Net loss for the period                $(37,330)  $ (14,646)     $ (65,740)       $ (25,723)
  Adjustment to reconcile net loss to
   net cash used in operating activities
      Write-off of impaired asset           1,000           -          1,000                -
                                      ----------------------------------------------------------
                                          (36,330)    (14,646)       (64,740)         (25,723)
  Changes in operating assets and
     liabilities
     Accounts receivable                     (282)          -           (282)               -
     Accounts payable                       8,930        (605)        12,159            1,498
                                      ----------------------------------------------------------

Net cash used in operating activities     (27,682)    (15,251)       (52,863)         (24,225)
                                      ----------------------------------------------------------
Investing activities
  Purchase of license                           -           -         (1,000)          (1,000)
                                      ----------------------------------------------------------

Net cash used in investing activities           -           -         (1,000)          (1,000)
                                      ----------------------------------------------------------

Financing activities
  Advances from stockholder                10,000           -         10,000                -
  Issuance of share capital                     -           -         26,482           26,482
  Deposit on shares to be issued           20,000           -         20,000                -
                                      ---------------------------------------------------------

Net cash provided by financing             30,000           -         56,482           26,482
activities
                                      ---------------------------------------------------------
Increase (decrease) in cash during          2,318     (15,251)         2,619            1,257
the period

Cash at beginning of period                   301      16,508              -               -
                                      ---------------------------------------------------------

Cash at end of period                    $  2,619    $  1,257       $  2,619        $  1,257
                                      ========================================================

    The accompanying notes are an integral part of these financial statements.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                    Notes to Consolidated Financial Statements
                                 April 30, 2002
                                   (Unaudited)

                           (expressed in U.S. dollars)


1.    FORMATION AND BUSINESS OF THE COMPANY

     Coventure International Inc. (the "Company") was incorporated in Delaware, U.S.A. on March 31, 1999 as Bullet Environmental Systems, Inc. and changed its name on May 25, 2000 to Liquidpure Corp. On February 14, 2002, the Company changed its name to Coventure International Inc.

   The Company is a development stage enterprise engaged in the business of providing management consulting products and services through an eventual network of regionally licensed operators in North America. The Company's services will include strategic analysis, planning, consulting and coaching. To date the Company has not commenced any operational activities other than the development of its business plan and the selection and acquisition of the domain name.

   These financial statements include the accounts of the Company and its wholly-owned subsidiary Coventure Canada Ltd. (the "Subsidiary"). The Subsidiary was incorporated in the Province of Alberta, Canada on February 5, 2002.

   Going concern
   The accompanying financial statements have been presented assuming the Company will continue as a going concern. At April 30, 2002, the Company had accumulated $65,740 in losses and had no material revenue producing operations. At the date of this report, the Company's ability to continue as a going concern is dependent upon its ability to raise additional capital or merge with a revenue-producing venture partner.

2.    SIGNIFICANT ACCOUNTING POLICIES

   Interim Financial Statements
   The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States and Form 10-QSB requirements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying interim financial statements contain all the adjustments (consisting of only normal recurring accruals) necessary to present fairly the Company's financial position as of April 30, 2002 and its result of operations and its cash flows for the nine-month period ending April 30, 2002. The results of operations for the interim period are not necessarily indicative of the results to be expected for the fiscal year. For further information, refer to the financial statements and related footnotes for the year ended July 31, 2001 included in the Company's annual report on Form 10-KSB.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                   Notes to Consolidated Financial Statements
                                 April 30, 2002
                                   (Unaudited)

                           (expressed in U.S. dollars)


2.  SIGNIFICANT ACCOUNTING POLICIES (cont'd)


   Use of estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

   Income taxes
   The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance in respect of amounts considered by management to be less likely than not of realization in future periods.

   Foreign currency translation
   Unless otherwise stated, all amounts are in United States dollars. The functional currency of the Company and its Subsidiary is the Canadian dollar. Hence, all asset and liability amounts denominated in Canadian dollars have been translated using the exchange rate as at April 30, 2002 and all expenses have been translated using the average exchange rate for each month. The rates used were as follows:

   (equivalent Cdn $ per U.S. $)

          April 30, 2002 rate          .6376


3.    SHARE CAPITAL

   Holders of the common stock are entitled to one vote per share and share equally in any dividends declared and distributions on liquidation.

   During the period, the Company issued a private placement offering memorandum to issue up to 1,000,000 common shares at a price of $0.25 per share. As at April 30, 2002, the Company had received share subscriptions totaling $20,000 to purchase 80,000 shares. Subsequent to April 30, 2002, the Company received an additional $17,500 to purchase 70,000 shares. All shares subscribed have been issued subsequent to April 30, 2002.

                          Coventure International Inc.
                           (formerly Liquidpure Corp.)
                        (a development stage enterprise)
                    Notes to Consolidated Financial Statements
                                 April 30, 2002
                                   (Unaudited)

                           (expressed in U.S. dollars)


4.    RELATED PARTY TRANSACTIONS

a) During the period, the Company paid management fees of $12,598 (2001 - $0), rent of $945 (2001 - $0) and automobile allowance of $377 (2001 - $0) to a director and officer of the Company. In addition, the Company paid $1,889 (2001 - $0) to the spouse of this director and officer for administrative services. During the period ended April 30, 2001, the Company paid management fees of $2,026 to a former director and officer of the Company and rent of $1,064 to a company controlled by a former director and officer of the Company. These transactions have been recorded using the exchange amount.

b)   The advances from a stockholder are interest-free and repayable on demand.

c) In May 2000, the Company acquired a non-exclusive commercial license from a company controlled by a former director and officer of the Company for $1,000. The Company experienced a lack of co-operation from the engineering firm who owned the patent to the apparatus under license. The Company was not provided with the technical information it required to start manufacturing any of the systems for which it was contractually permitted. Further, due to the capital market decline in 2001, it proved impossible to execute the business plan. As a result, in October 2001, the Company abandoned this license.


5. FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

   The Company's financial instruments consist of cash, accounts receivable, accounts payable and advances from stockholder. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values.


6. SUBSEQUENT EVENT

   Subsequent to April 30, 2002, 4,000,000 common shares were returned to the treasury of the Company.

                                TABLE OF CONTENTS
                                                                            Page
PROSPECTUS SUMMARY ......................................................
FORWARD LOOKING STATEMENTS...............................................
RISK FACTORS.............................................................
USE OF PROCEEDS..........................................................
MARKET FOR COMMON STOCK .................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION...............................................
BUSINESS.................................................................
MANAGEMENT ..............................................................
PRINCIPAL SHAREHOLDERS...................................................
OFFERING BY COVENTURE....................................................
SELLING SHAREHOLDERS.....................................................
DESCRIPTION OF SECURITIES................................................
LEGAL PROCEEDINGS........................................................
EXPERTS .................................................................
INDEMNIFICATION .........................................................
AVAILABLE INFORMATION....................................................
FINANCIAL STATEMENTS.....................................................

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Coventure. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II
                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors

     The Delaware General Corporation Law and Coventure's Certificate of Incorporation and Bylaws provide that we may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fee.

         SEC Filing Fee                                      $       39
         Blue Sky Fees and Expenses                                 800
         Printing and Engraving Expenses                            500
         Legal Fees and Expenses                                 20,000
         Accounting Fees and Expenses                             3,000
         Miscellaneous Expenses                                   1,000
                                                               --------
                  TOTAL                                         $25,339
                                                                =======

         All expenses other than the SEC filing fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

      In March 1999 Coventure sold 1,000,000 shares of common stock to Century Capital Management Ltd., a company controlled by a former president and director, for $100.

      In October 1999 Coventure issued 7,000,000 shares of common stock to Brett Walker, a former officer and director, for services rendered valued at $700.

     The sales of the Company's common stock referred to above were exempt from registration by means of Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering. All of these shares were acquired for investment purposes only and without a view to distribution. The persons who acquired these shares were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. The purchasers acquired the shares for their own accounts. The certificates evidencing the shares bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. No underwriters were involved with the sale of the shares of common stock and no commission or other forms of remuneration were paid to any person in connection with the sale of these shares. All of these shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

      In July 2000 Coventure sold 2,568,200 shares of common stock to twenty-two investors, all residents of Missouri, for cash in the amount of $25,682. These sales were exempt from registration pursuant to Rule 504 of the Securities Act of 1933. At the time of these sales Coventure was not subject to the reporting requirements of the Securities Exchange Act of 1934 and was not an investment company. The amount of the securities sold was less than $1,000,000.

      During April and May 2002 Coventure sold 150,000 shares of common stock to two investors, both of whom reside in Alberta, Canada for cash in the amount of $37,500. These sales were exempt from registration pursuant to Regulation S of the Securities and Exchange Commission. In making these sales, Coventure complied with the provisions of Rules 903(a) and 903(b)(3) of the Securities and Exchange Commission.

Item 27. Exhibits

The following Exhibits are filed with this Registration Statement:

Exhibit
Number     Exhibit Name                                         Page Number
-------    ------------                                         -----------

Exhibit 3  Articles of Incorporation and Bylaws                     (1)
                                                                -----------

Exhibit 4  Instruments Defining the Rights of
           Security Holders                                         (2)
                                                                -----------
Exhibit 5  Opinion of Counsel
                                                                 -----------

Exhibit 15 Letter on Unaudited Interim Financial
           Information                                          -----------

Exhibit 23.1  Consent of attorneys
                                                                -----------

Exhibit 23.2   Consent of accountants                           ___________


(1) Incorporated by reference to the same exhibit filed with the Company's registration statement on Form 10-SB.

(2)  Included as part of Exhibit 3.

Item 28. Undertakings

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

     (i) To include any Prospectus required by Section l0 (a)(3) of the Securities Act of l933;

    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregated offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

      (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta on the 30th day of August, 2002.

                                  COVENTURE INTERNATIONAL INC.




                                  By:  /s/ John Hromyk
                                        -------------------------------------
                                       John Hromyk, President, Chief Operating
                                       Officer, Principal Financial Officer and
                                       Chief Accounting Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                    Date


/s/ John Hromyk
-------------------
John Hromyk                         Director               August 30, 2002

                          COVENTURE INTERNATIONAL INC.

                                   FORM SB-2/A

                                 AMENDMENT NO. 1
                                    EXHIBITS